UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2010

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-33579	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406-1409
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2010 and January 4, 2011, the compensation committee (the "committee") of the board of directors of InterDigital, Inc. (the "company"), after considering information on total compensation for the company’s executive officers, competitive conditions, accomplishment of company goals, and individual performance, (i) established annual base salaries for fiscal year 2011 for, among other executive officers: William J. Merritt, President and Chief Executive Officer; Scott A. McQuilkin, Chief Financial Officer; Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel; Mark A. Lemmo, Executive Vice President, Corporate Development; and James J. Nolan, Executive Vice President, Research and Development (collectively, the "named executive officers"), (ii) approved one-time awards of restricted stock units ("RSUs") to certain named executive officers under the company’s 2009 Stock Incentive Plan (the "2009 plan"), (iii) approved fiscal year 2010 short-term incentive awards to, among other executive officers, the named executive officers and (iv) determined the payouts earned with respect to performance-based cash awards previously granted under the company’s long-term compensation program ("LTCP") to, among other executive officers, the named executive officers.

The following fiscal year 2011 base salaries were approved for the named executive officers:

William J. Merritt, President and Chief Executive Officer: $550,000
Scott A. McQuilkin, Chief Financial Officer: $322,900
Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel: $351,900
Mark A. Lemmo, Executive Vice President, Corporate Development: $322,900
James J. Nolan, Executive Vice President, Research and Development: $281,700

On December 30, 2010, upon further assessment of the individual performance by certain named executive officers during fiscal year 2010, the committee approved a one-time award of three thousand (3,000) RSUs to each of Messrs. Shay and Nolan and a one-time award of two thousand (2,000) RSUs to Mr. McQuilkin. Each such award was granted under the 2009 plan on December 30, 2010 and will vest annually, in three equal installments, beginning on the grant date.

On January 4, 2011, following the assessment of the company’s achievement of its fiscal year 2010 goals and individual performance during fiscal year 2010, the committee approved the following short-term incentive awards to the named executive officers pursuant to the company’s short-term incentive plan, which are expected to be paid in February 2011.

William J. Merritt, President and Chief Executive Officer: $367,500
Scott A. McQuilkin, Chief Financial Officer: $139,144
Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel: $165,273
Mark A. Lemmo, Executive Vice President, Corporate Development: $111,408
James J. Nolan, Executive Vice President, Research and Development: $99,324

One hundred percent (100%) of all the short-term incentive awards set forth above will be paid in cash.

According to the terms of the performance-based cash awards under the January 1, 2008 through December 31, 2010 LTCP cycle, each named executive officer’s target amount was established as a percentage of his effective base salary as of January 1, 2008, and payouts are based on the company’s achievement of certain pre-established performance criteria during the January 1, 2008 through December 31, 2010 LTCP cycle period. On January 4, 2011, the committee reviewed the performance criteria and accomplishments for the January 1, 2008 through December 31, 2010 LTCP cycle period and approved the following cash payouts to the named executive officers:

William J. Merritt, President and Chief Executive Officer: $559,000
Scott A. McQuilkin, Chief Financial Officer: $227,750
Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel: $293,260
Mark A. Lemmo, Executive Vice President, Corporate Development: $261,754
James J. Nolan, Executive Vice President, Research and Development: $193,794

On January 4, 2011, the committee also approved, effective with the LTCP cycle that began on January 1, 2011, the increase of the target payout amount for Mr. Merritt under the LTCP to 125% of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

January 5, 2011	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Deputy General Counsel